Exhibit (c)(10)

 Discussion Materials  Project William  September 23, 2020

 Analysis at Various Prices    Notes:Includes July and August estimated income of $3.63/shareAssumes 0.80x P/BV exit multiple at year fiveIncludes July trading gains of $34.4MM, July OCI gains of $6.2MM and August trading gains of $24.3MM    2

Morgan Stanley

Potential Transaction Structures – $30

Key Objectives: 1) Maximization of Price, 2) Certainty of Price, 3) Form of Consideration

Unhedged Transaction

- Key transaction terms:
  - Fixed price of $30
  - Buyer has termination right below 36% of book value
  - Option for existing investors to elect equity rollover of up to 15% of equity value; minimum roll of $500K per investor

Chg. In HPS Non-IG Portfolio	BVPS	Chg. In BVPS	Price	Implied P/BV
-30%	$19.80	-53%	N/A	N/A
-28%	$21.68	-49%	N/A	N/A
-25%	$23.57	-44%	N/A	N/A
-23%	$25.46	-40%	N/A	N/A
-20%	$27.35	-36%	$30.00	1.10x
-18%	$29.23	-31%	$30.00	1.03x
-15%	$31.12	-27%	$30.00	0.96x
-13%	$33.01	-22%	$30.00	0.91x
-10%	$34.90	-18%	$30.00	0.86x
-8%	$36.79	-13%	$30.00	0.82x
-5%	$38.67	-9%	$30.00	0.78x
-3%	$40.56	-4%	$30.00	0.74x
0%	$42.45	0%	$30.00	0.71x

Hedged Transaction

- Key transaction terms:
  - Fixed price of $30
  - Buyer has termination right below 20% of book value
  - Option for existing investors to elect equity rollover of up to 15% of equity value; minimum roll of $500K per investor
  - Watford to implement hedge with cost of $26MM, covering -5.5-20% downside on HPS non-IG portfolio

Chg. In HPS Non-IG Portfolio	BVPS (incl. Hedge)	Chg. In BVPS	Price	Implied P/BV
-30%	$29.47	-28%	N/A	N/A
-28%	$31.36	-24%	N/A	N/A
-25%	$33.25	-19%	N/A	N/A
-23%	$35.14	-15%	N/A	N/A
-20%	$37.02	-10%	$30.00	0.81x
-18%	$37.02	-10%	$30.00	0.81x
-15%	$37.02	-10%	$30.00	0.81x
-13%	$37.02	-10%	$30.00	0.81x
-10%	$37.02	-10%	$30.00	0.81x
-8%	$37.02	-10%	$30.00	0.81x
-5%	$37.36	-9%	$30.00	0.80x
-3%	$39.25	-5%	$30.00	0.76x
0%	$41.14	0%	$30.00	0.73x

PROJECT WILLIAM

3

 Hedge Illustration – $30  Hedge: (5.4)% - (20.0)% of HPS Non-IG ((10)% - (36)% of Book Value)  Key assumptions:Hedge structured to pay out max of $218MM Hedge expense assumed to be $26MMBook value adjustment occurs vs. post-hedge book value ($41.14)Walkaway once losses exceed (20%) down on HPS portfolio    4  Represents market movement over net assets between 4Q’19 and 1Q’20 (excl. interest income)      Hedge Corridor

Morgan Stanley

Potential Transaction Structures – $31

Key Objectives: 1) Maximization of Price, 2) Certainty of Price, 3) Form of Consideration

Unhedged Transaction

- Key transaction terms:
  - Fixed price of $31
  - Buyer has termination right below 36% of book value
  - Option for existing investors to elect equity rollover of up to 15% of equity value; minimum roll of $500K per investor

Chg. In HPS Non-IG Portfolio	BVPS	Chg. In BVPS	Price	Implied P/BV
-30%	$19.80	-53%	N/A	N/A
-28%	$21.68	-49%	N/A	N/A
-25%	$23.57	-44%	N/A	N/A
-23%	$25.46	-40%	N/A	N/A
-20%	$27.35	-36%	$31.00	1.13x
-18%	$29.23	-31%	$31.00	1.06x
-15%	$31.12	-27%	$31.00	1.00x
-13%	$33.01	-22%	$31.00	0.94x
-10%	$34.90	-18%	$31.00	0.89x
-8%	$36.79	-13%	$31.00	0.84x
-5%	$38.67	-9%	$31.00	0.80x
-3%	$40.56	-4%	$31.00	0.76x
0%	$42.45	0%	$31.00	0.73x

Hedged Transaction

- Key transaction terms:
  - Fixed price of $31
  - Buyer has termination right below 20% of book value
  - Option for existing investors to elect equity rollover of up to 15% of equity value; minimum roll of $500K per investor
  - Watford to implement hedge with cost of $26MM, covering -5.5-20% downside on HPS non-IG portfolio

Chg. In HPS Non-IG Portfolio	BVPS (incl. Hedge)	Chg. In BVPS	Price	Implied P/BV
-30%	$29.47	-28%	N/A	N/A
-28%	$31.36	-24%	N/A	N/A
-25%	$33.25	-19%	N/A	N/A
-23%	$35.14	-15%	N/A	N/A
-20%	$37.02	-10%	$31.00	0.84x
-18%	$37.02	-10%	$31.00	0.84x
-15%	$37.02	-10%	$31.00	0.84x
-13%	$37.02	-10%	$31.00	0.84x
-10%	$37.02	-10%	$31.00	0.84x
-8%	$37.02	-10%	$31.00	0.84x
-5%	$37.36	-9%	$31.00	0.83x
-3%	$39.25	-5%	$31.00	0.79x
0%	$41.14	0%	$31.00	0.75x

PROJECT WILLIAM

5

Hedge Illustration – $31  Hedge: (5.4)% - (20.0)% of HPS Non-IG ((10)% - (36)% of Book Value)  Key assumptions:Hedge structured to pay out max of $218MMHedge expense assumed to be $26MMBook value adjustment occurs vs. post-hedge book value ($41.14)Walkaway once losses exceed (20%) down on HPS portfolio    6  Represents market movement over net assets between 4Q’19 and 1Q’20 (excl. interest income)      Hedge Corridor